CONSULTING AGREEMENT

THIS AGREEMENT (the "Agreement") is made effective as of the tday of t, 2014.

BETWEEN:

ABATTIS BIOCEUTICALS CORP., a British Columbia company having an office for delivery located at Suite 1000, 355 Burrard Street, Vancouver, British Columbia V6C 2G8

(the "Company")

AND:

Voelpel Gold Medal Investments Ltd.,

a British Columbia company having an office for delivery located at

(the "Consultant")

WHEREAS:

A.	The Company is a bioceutical company that cultivates, extracts, develops and markets proprietary, natural health and wellness products derived from Cannabis that address unmet health and wellness needs and chronic illnesses through targeted nutritional and medicinal support ;

B.	The Consultant provides consulting services to seek out partnerships for the Company in the areas of real estate and equipment for it facilities;

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained (the receipt and sufficiency of which are acknowledged by each party), the parties hereby covenant and agree with each another as follows:

1.	ENGAGEMENT OF CONSULTANT

1.1	Engagement. The Company hereby engages the Consultant to provide with respect to the Services (defined below) and the Consultant hereby accepts such appointment and engagement by the Company, all upon and subject to the terms and conditions of this Agreement.

2.	SERVICES AND DUTIES OF CONSULTANT

2.1	Services. During the Term of Engagement (defined below), the Consultant shall provide to the Company the personal services of [Steve Voelpel] to provide such consulting services as the Company may require from time to time, as more particularly set out in Schedule "A" attached hereto (collectively, the "Services").

2.2	Approval Required for Change of Personnel. It is hereby acknowledged that in the event the Consultant wishes to provide such person other than [Voelpel] to provide the Services hereunder, such person must first be approved by the Board of Directors of the Company, in writing, which approval may be denied for any reason whatsoever.

2.3	Conduct of Consultant. Through the Term of Engagement of this Agreement, the Consultant shall:

(a)	diligently, honestly and faithfully serve the Company and shall use its best efforts to promote and advance the interests of the Company;

(b)	conduct itself at all times in a manner which is not prejudicial to the Company's interests;

(c)	comply and conduct itself in accordance with all policies and procedures established by the Company; and

(d)	devote the necessary time and attention to the business of the Company in providing the Services.

3.	TERM AND RENEWAL

3.1	Term of Engagement. The term of this Agreement shall be for an initial period of [five (5) months] commencing on [February 12, 2014] (the "Term of Engagement"), which Term of Engagement shall automatically continue thereafter on a month to month basis, unless terminated pursuant to the provisions for termination set out below.

4.	COMPENSATION

4.1	Consulting Fee. In consideration for the Services provided to the Company by the Consultant, the Company shall pay the Consultant $3,000 per month in arrears on the last day of each month which shall be paid by the Company to the Consultant by way of a company cheque, certified cheque or bank draft, or by any other means acceptable to the Consultant.

4.2	Expenses. The Company shall reimburse the Consultant for all documented reasonable expenses incurred by the Consultant in connection with providing the Services under this Agreement, but only if such expenses have been approved by the Board of Directors prior to being incurred.

4.3	Stock Options. As additional consideration for the Services provided by the Consultant during the Term of Engagement, the Consultant shall be entitled to receive options to purchase shares in the capital of the Company, as may be determined from time to time by the Board of Directors of the Company in its sole discretion.

4.4	Vacation. The Consultant shall not be entitled to an annual paid vacation.

5.	OBLIGATIONS OF THE CONSULTANT

5.1	Reporting by the Consultant. The Consultant shall provide to the Company such information concerning the results of the Consultant's activities and the Services over the course of any given period of time as the Company may reasonably require.

5.2	Compliance Issues. The Consultant shall comply with all laws, whether federal, provincial, state or otherwise applicable to the Services provided by it and, when requested by the Company, shall advise the Company of any particular compliance issues affecting any Services for which the Consultant has been engaged.

5.3	Confidentiality by the Consultant. The Consultant acknowledges that, during the term of this Agreement, Consultant shall receive information (including, but not limited to, operating business plans and strategies, opportunities, finances, organizational matters, formulas, patterns, compilations, programs, devices, methods, techniques or processes of the Company or of an "affiliate" (as defined in the British Columbia Business Corporations Act) of the Company (an "Affiliate") or of a third party to whom the Company or an affiliate of the Company owes an obligation of confidentiality) that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and that is subject to efforts by the Company, that are reasonable under the circumstances, to maintain its secrecy (the "Confidential Information"). The Consultant agrees that it shall not at any time disclose to anyone any Confidential Information or utilize such Confidential Information for its own benefit or for the benefit of third parties. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain through no effort of the Consultant.

Confidential Information shall not be deemed to include any information that:

(a)	is in the public domain at the time of disclosure;

(b)	enters the public domain after the time of disclosure by any means other than a breach of this Agreement by the Consultant;

(c)	is disclosed by a third party having possession thereof and the right to make such disclosure;

(d)	is known by the party to whom it is disclosed prior to disclosure; or

(e)	is independently developed by the party to whom it was disclosed by persons who did not have access to the Confidential Information in question.

5.4	Company's Property. All Confidential Information and property, including without limitation, all records, memoranda, notes, documents and other information compiled in any form and on any medium by the Consultant, or made available to the Consultant during the Term of Engagement concerning the business of the Company or the business of any of its affiliates or clients (collectively, the "Company's Property"), is and shall remain the property of the Company, and shall be returned immediately to the Company upon termination of the Consultant's engagement, or at any time prior thereto, upon request. The Consultant may maintain one copy of all authored works in secure files; however, these works shall remain the property of the Company, and, subject to section 5.5 below, the Consultant agrees to keep all such works confidential unless it is required to disclose same in accordance with applicable laws or professional regulatory requirements. The Consultant shall not use or bring to the Company any technical information, data, trade secrets, processes, formulae, inventions or other intellectual property which is proprietary to any person other than the Company or the Consultant.

5.5	Dealings with Company Property. During the Term of Engagement and thereafter, the Consultant shall not, directly or indirectly, except as required by the normal business of the Company or expressly consented to in writing by the Company:

(a)	disclose, publish or make available, other than to an authorized employee, officer or director of the Company, any of the Company's Property;

(b)	acquire, possess for its own interest, sell, transfer or otherwise use or exploit any of the Company's Property; or

(c)	permit the sale, transfer, or use or exploitation of any of the Company's Property by any third party.

5.6	Consultant's Business Conduct. The Consultant warrants that it shall provide the Services and other related activities in a manner which is lawful and reputable and which brings good repute to the Company and the Consultant. In this regard the Consultant warrants to provide all Services in a sound and professional manner such that the same meets industry standards of performance quality or as set by the specifications of the Company.

5.7	Insider Issues. The Consultant shall comply with all reasonable endeavors of the Company, industry practice, and law and regulation to ensure that it affords security to information of the Company and that the Consultant, or any persons with whom the Consultant works or with whom the Consultant deals, do not employ information of the Company in any manner contrary to law or fiduciary obligations.

5.8	Trading Issues. In the event that the Consultant, or any person with whom the Consultant works or with whom the Consultant deals, trades in the Company's or an affiliate's securities, then the Consultant shall employ reasonable prudence and good market practice as to such trading and shall effect such in compliance with law.

6.	TERMINATION OF ENGAGEMENT

6.1	For Cause. The Company may terminate this Agreement at any time, with no notice to the Consultant, for cause. If this Agreement is terminated for cause, no notice or [Hourly Fee]/[Consulting Fee] shall be paid or payable to the Consultant after or as a result of such termination except in respect of those amounts which were payable in respect of the period ending immediately prior to such termination.

6.2	For Other Than Cause. Either the Consultant or the Company shall have the right to terminate this Agreement at any time by giving the other party at least 30 days' prior written notice of the effective date of such termination (the "Termination Date"). In the event of termination pursuant to this section 6.2, on the Termination Date the Consultant shall provide to the Company an invoice for any [Hourly Fees and] expenses incurred by the Consultant to the Termination Date.

6.3	Upon Dissolution or Death. This Agreement and the Term of Engagement shall terminate automatically, without any prior notice or any payment to the Consultant, on the dissolution of the Consultant or on the death or permanent incapacity of [Last Name].

7.	INDEMNITY

7.1	Consultant to Indemnify. The Consultant shall indemnify and save harmless the Company for any demonstrated losses, damages, costs or other amounts, including without limitation reasonable legal fees, suffered or incurred by the Company arising out of third party claims relating to the presence or activities of the Consultant or its representatives in performing the Services to the extent that such losses, damages, costs or other amounts are caused by:

(a)	any wilful or knowing breach of the Consultant's obligation in section 5.2 herein; and

(b)	any gross negligence, wilful misconduct or fraud on the part of the Consultant in performing the Services.

7.2	Company to Indemnify. Subject to the Consultant's obligation to indemnify set out above, and provided that the Consultant has not breached section 5.2, the Company shall indemnify and save harmless the Consultant for any demonstrated losses, damages, costs or other amounts, including without limitation reasonable legal fees, suffered or incurred by the Consultant arising out of third party claims relating to the presence or activities of the Consultant and/or its representatives in performing the Services to the extent that such losses, damages, costs or other amounts are caused by the gross negligence, wilful misconduct or fraud on the part of the Company.

8.	GENERAL PROVISIONS

8.1	Entire Agreement. Except as provided in this Agreement, this Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

8.2	Schedules. The Schedules attached hereto form an integral part of this Agreement.

8.3	Further Assurances. The parties shall from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

8.4	No Assignment. The Consultant acknowledges that the Services are personal in nature and that therefore this Agreement may not be assigned by the Consultant nor may the obligation to perform the Services be assigned, delegated or outsourced to any entity or individual except with the express written consent of the Company. The Company may assign this Agreement to an Affiliate upon notice to the Consultant.

8.5	Amendments. This Agreement may be amended or supplemented only by a written agreement signed by each party.

8.6	No Relationship of Employer-Employee. The Company and Consultant each acknowledge and agree that the only relationship of the Consultant to the Company created by this Agreement shall for all purposes be that of an independent contractor, and all persons employed or engaged by the Consultant in connection herewith shall for all purposes be considered to be employed or engaged, as applicable, by the Consultant and not by the Company. The Company shall have no obligation whatsoever to:

(a)	pay or compensate the Consultant and/or any representative thereof for:

(i)	taxes of any kind whatsoever that arise out of or with respect to any fee, remuneration or compensation provided to the Consultant under this Agreement;

(ii)	holding any position with the Company; or

(b)	provide benefits to the Consultant and/or any representative thereof relating to:

(i)	sickness or accident, whether or not resulting from the performance by the Consultant of its obligations under this Agreement;

(ii)	retirement or pension benefits; or

(iii)	any other benefits provided by the Company or any of its Affiliates to any of their employees.

The Consultant shall fully indemnify and hold harmless the Company from and against all assessments, claims, liabilities, costs, expenses and damages that the Company and/or any of its affiliated companies may suffer or incur with respect to any amount which a competent government authority determines should have been deducted by the Company from compensation payable to the Consultant.

8.7	Notice. Any notices required or permitted to be given under this Agreement shall be in writing and shall be duly and properly given and received if delivered, faxed or sent by electronic transmission by e-mail, in each case addressed to the intended recipient at its respective address appearing below (or at such other address as a Party may from time to time designate by notice in writing to the other Party in accordance with this section 9.4), and any such notice shall be deemed to have been given and received, if delivered, when delivered to such address, and if faxed or e-mailed, on the next Business Day after the transmission of the same:

(a)	in the case of notice to the Company: Suite 1000 - 355 Burrard Street Vancouver, BC V6C 2G8 Attention: CFO E-mail: rdavidmgt@gmail.com

(b)	in the case of notice to the Consultant: E-mail: Fax:

8.8	Time of the Essence. Time shall be of the essence of this Agreement.

8.9	Enurement. This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators and permitted assigns.

8.10	Currency. All payments required to be made pursuant to the provisions of this Agreement and all money amount references contained herein are in lawful currency of Canada.

8.11	Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable Canadian law and shall be treated in all respects as a British Columbia contract. The parties hereto agree that the courts of British Columbia shall have the exclusive jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party attorns to the exclusive jurisdiction of the courts of British Columbia.

8.12	Severability. If any term of this Agreement is partially or wholly invalid or unenforceable, the remainder of this Agreement shall not be affected and each remaining term shall be separately valid and enforceable.

8.13	Interpretation Not Affected. In this Agreement, using separate parts and inserting headings are for convenient reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

8.14	Survival of Terms. Sections 5.2 - 5.6 inclusive, 7.1, 7.2, 8.6, 8.7 and this section 8.14 shall survive and remain in force notwithstanding the expiration or other termination of this Agreement for any reason whatsoever. Any expiration or termination of this Agreement shall be without prejudice to any rights and obligations of the parties hereto arising or existing up to the effective date of such expiration or termination, or any remedies of the parties with respect thereto.

8.15	Conflict. The parties hereunto agree and acknowledge that this Agreement has been prepared by K MacInnes Law Group, who act solely for the Company with respect to this Agreement and who offer no legal advice to the Consultant and that K MacInnes Law Group and the Company have requested that the Consultant seek and obtain independent legal advice in connection with the review and execution of this Agreement, if required.

8.16	Counterparts. This Agreement may be signed by facsimile, pdf e-mail attachment or original and executed in any number of counterparts, and each executed counterpart shall be considered to be an original. All executed counterparts taken together shall constitute one agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written above.

ABATTIS BIOCEUTICALS CORP. By: [pending]	Voelpel Gold Medal Investments Ltd. By: [pending]
Authorized Signatory	Authorized Signatory

SCHEDULE "A"

to the Consulting Agreement dated t, 201_,

between the Company and the Consultant

([Voelpel Gold Medal Investments Ltd.])

The duties and responsibilities of the Consultant are as set out below. The Consultant agrees to perform such other duties as set out from time to time by the Company.

Responsibilities: [t]

DUTIES: Duties include but are not limited to:

-	Search for real estate and equipment partners for Abattis facilities
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